Exhibit 4.4

AMENDED AND RESTATED

DEPOSIT AGREEMENT

among

ROYAL BANK OF CANADA,

COMPUTERSHARE TRUST COMPANY, N.A., as Depositary,

COMPUTERSHARE INC.,

and

THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS WITH RESPECT TO THE PREFERRED SHARES
SERIES C-2 DESCRIBED HEREIN

Dated as of [●], 2015

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINED TERMS

Section 1.1	Definitions	1

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES SERIES C-2, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1	Form and Transfer of Receipts	4
Section 2.2	Deposit of Preferred Shares Series C-2; Execution and Delivery of Receipts in Respect Thereof	5
Section 2.3	Registration of Transfer of Receipts	6
Section 2.4	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Preferred Shares Series C-2	6
Section 2.5	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts	7
Section 2.6	Lost Receipts, etc.	7
Section 2.7	Cancellation and Destruction of Surrendered Receipts	8
Section 2.8	Redemption of Preferred Shares Series C-2	8
Section 2.9	Bank Accounts	9
Section 2.10	Receipts Issuable in Global Registered Form	9

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE BANK

Section 3.1	Filing Proofs, Certificates and Other Information	11
Section 3.2	Payment of Taxes or Other Governmental Charges	11
Section 3.3	Warranty as to Preferred Shares Series C-2	11
Section 3.4	Warranty as to Receipts	11

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1	Cash Distributions	11
Section 4.2	Distributions Other than Cash, Rights, Preferences or Privileges	12
Section 4.3	Subscription Rights, Preferences or Privileges	12
Section 4.4	Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts	13
Section 4.5	Voting Rights	14

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AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of [●], 2015, among (i) Royal Bank of Canada, a Canadian chartered bank, (ii) Computershare Trust Company, N.A., (iii) Computershare Inc., and (iv) the Holders from time to time of the Receipts described herein.

WHEREAS, on November 7, 2013, City National issued the City National Preferred Stock, Series D, and entered into the City National Deposit Agreement;

WHEREAS, on January 22, 2015, the Bank, City National and Holdco entered into the Merger Agreement, pursuant to which City National has been merged with and into Holdco;

WHEREAS, pursuant to the Merger Agreement, and as permitted by Section 4.6 of the City National Deposit Agreement, at the effective time of the Merger, each share of City National Preferred Stock, Series D, was automatically converted into a Preferred Share Series C-2 of the Bank, which has such powers, preferences and special rights which are not materially less favorable to the holder thereof than the powers, preferences and special rights of such share of City National Preferred Stock, Series D;

WHEREAS, in connection with the conversion of the City National Preferred Stock, Series D, described in the foregoing paragraph, the parties wish to enter into this Deposit Agreement, which restates in all material respects the terms, conditions, rights and obligations set forth in the City National Deposit Agreement, and the Bank, by entering this Deposit Agreement, is hereby assuming the obligations of City National under the City National Deposit Agreement with respect to the Preferred Shares Series C-2;

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Preferred Shares Series C-2 of the Bank from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Preferred Shares Series C-2 so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1        Definitions. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Bank” shall mean Royal Bank of Canada, a Canadian chartered bank, and its successors.

“City National” shall mean City National Corporation, a Delaware corporation.

“City National Deposit Agreement” shall mean the Deposit Agreement among City National, Computershare Trust Company, N.A., as Depositary, Computershare Inc., and the holders from time to time of the depositary receipts described therein, dated as of November 7, 2013.

“City National Preferred Stock, Series D” shall mean the 6.750% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series D, par value $1.00 per share, of City National.

“Computershare” shall mean Computershare Inc., a Delaware corporation.

“Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean, collectively, Computershare Trust Company, N.A. and Computershare Inc., and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing 1/40th of one Preferred Share Series C-2, evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which is currently in Canton, Massachusetts.

“DTC” shall mean the Depository Trust Company.

“Effective Date” shall mean the date first stated above.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1) (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt or Receipts notifies the Bank that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Bank has not appointed a qualified successor Global Receipt Depository within 90 calendar days after the Bank received such notice, or

(2) the Bank in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Receipt or Receipts.

“Funds” shall have the meaning set forth in Section 2.9.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Bank in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipts” means a global registered Receipt registered in the name of a nominee of DTC.

“Holdco” shall mean RBC USA Holdco Corporation, a direct, wholly owned subsidiary of the Bank.

“Letter of Representations” means any applicable agreement among the Bank, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Merger” shall mean the merger of City National with and into Holdco pursuant to the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of January 22, 2015, by and among the Bank, City National and Holdco.

“Moody’s” shall have the meaning set forth in Section 2.9.

“Officer’s Certificate” shall mean a certificate in substantially the form set forth as Exhibit B hereto, which is signed by an officer of the Bank and which shall include the terms and conditions of the Preferred Shares Series C-2 to be issued by the Bank and deposited with the Depositary from time to time in accordance with the terms hereof.

“Preferred Shares Series C-2” shall mean the Bank’s 6.750% Fixed Rate/Floating Rate Non-Cumulative First Preferred Shares, Series C-2, without nominal or par value, with a liquidation preference of $1,000 per share, designated in the Provisions and described in the Officer’s Certificate delivered pursuant to Section 2.2 hereof.

“Provisions” shall mean the Provisions attaching to Preferred Shares Series C-2 of the Bank, establishing the Preferred Shares Series C-2 as a series of preferred shares of the Bank.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to the Preferred Shares Series C-2 held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Bank to register ownership and transfers of Receipts as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depository shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“S&P” shall have the meaning set forth in Section 2.9.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trust Company” shall mean Computershare Trust Company, N.A., a federally chartered, limited purpose trust company.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES SERIES C-2, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1      Form and Transfer of Receipts. The definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Bank, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Bank and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Bank’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by facsimile signature by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by manual or facsimile signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Bank or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Shares Series C-2, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the Depositary’s procedures; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2        Deposit of Preferred Shares Series C-2; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Bank may from time to time deposit the Preferred Shares Series C-2 under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such Preferred Shares Series C-2 to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and an executed Officer’s Certificate attaching the Provisions and all other information required to be set forth therein, and together with a written order of the Bank directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Preferred Shares Series C-2. Each Officer’s Certificate delivered to the Depositary in accordance with the terms of this Deposit Agreement shall be deemed to be incorporated into this Deposit Agreement and shall be binding on the Bank, the Depositary and the Holders of Receipts to which such Officer’s Certificate relates.

The Preferred Shares Series C-2 that are deposited shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any Preferred Shares Series C-2 deposited hereunder.

Upon receipt by the Depositary of a certificate or certificates for Preferred Shares Series C-2 deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Preferred Shares Series C-2 on the books of the Bank (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Preferred Shares Series C-2 so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

Section 2.3       Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Such instrument of transfer shall include evidence of the authority of the party seeking transfer which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days preceding any selection of Depositary Shares and Preferred Shares Series C-2 to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4       Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Preferred Shares Series C-2. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a splitup or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole Preferred Shares Series C-2 and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary, or Computershare, as applicable, shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole Preferred Shares Series C-2 and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole Preferred Shares Series C-2 will not thereafter be entitled to deposit such Preferred Shares Series C-2 hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole Preferred Shares Series C-2, the Depositary, or Computershare, as applicable, shall at the same time, in addition to such number of whole Preferred Shares Series C-2 and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional Preferred Shares Series C-2 (or any cash payment in lieu thereof) be delivered by the Depositary, or Computershare, as applicable. Delivery of the Preferred Shares Series C-2 and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Preferred Shares Series C-2 and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Preferred Shares Series C-2, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such Preferred Shares Series C-2 be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Preferred Shares Series C-2 and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary, or Computershare, as applicable, at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5       Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Bank may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary, or Computershare, as applicable, or the Bank shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, and may also require compliance with such regulations, if any, as the Depositary or the Bank may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of the Preferred Shares Series C-2 may be refused, the delivery of Receipts against Preferred Shares Series C-2 may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Bank is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Bank at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6       Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the Holder thereof furnishing the Depositary with an affidavit and an open penalty surety bond satisfactory to the Depositary. Applicants for such substitute Receipts shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of Delaware.

Section 2.7        Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8       Redemption of Preferred Shares Series C-2. Whenever the Bank shall be permitted and shall elect to redeem the Preferred Shares Series C-2 in accordance with the Provisions, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Preferred Shares Series C-2 and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Bank stating that such redemption of Preferred Shares Series C-2 is in accordance with the Provisions. On the date of such redemption, provided that the Bank shall then have paid or caused to be paid in full to Computershare the redemption price of the Preferred Shares Series C-2 to be redeemed, plus an amount equal to any declared and unpaid dividends to which holders of the Preferred Shares Series C-2 are entitled on the Redemption Date, without any accumulation of any undeclared dividends, to but excluding the Redemption Date, in each case in accordance with the Provisions, the Depositary shall redeem the number of Depositary Shares representing such Preferred Shares Series C-2. The Depositary shall mail notice of the Bank’s redemption of Preferred Shares Series C-2 and the proposed simultaneous redemption of the number of Depositary Shares representing the Preferred Shares Series C-2 to be redeemed by first-class mail, postage prepaid, not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Preferred Shares Series C-2 and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Bank and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Preferred Shares Series C-2 represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot or in such other manner determined by the Depositary to be fair and equitable.

Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Bank shall have failed to provide the funds necessary to redeem the Preferred Shares Series C-2 evidenced by the Depositary Shares called for redemption) (i) dividends on the Preferred Shares Series C-2 so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/40th of the redemption price per Preferred Share Series C-2 so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Bank in respect of dividends in accordance with the Provisions. For the avoidance of doubt, any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to a record date fixed pursuant to Section 4.4 shall not be paid to the Holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the Record Holder of the redeemed Depositary Shares on such record date.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary or Computershare, as appropriate, will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. In any such case, the Bank shall redeem Depositary Shares only in increments of 10 Depositary Shares and any multiple thereof.

Section 2.9       Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Bank and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Bank, provided that any bank at which such accounts are held shall be rated A or better by Standard & Poor's Corporation (“S&P”).  Until paid pursuant to this Agreement, Computershare may hold or invest (at Computershare’s risk and for its benefit) the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by S&P or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Bank, any holder or any other party.  The Bank shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, except for any losses resulting from a default by any bank in which Funds are held pursuant to the first sentence of this Section 2.9.

Section 2.10      Receipts Issuable in Global Registered Form. If the Bank shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts of such series, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Receipts to be represented by such Global Registered Receipt or Receipts, and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Bank or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Bank, the Depositary and any director, officer, employee or agent of the Bank or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Bank and the Depositary or Computershare, as appropriate, shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Bank for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, shall execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Registered Receipt in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Bank determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of any Letter of Representations.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE BANK

Section 3.1       Filing Proofs, Certificates and Other Information. Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Bank may reasonably deem necessary or proper. The Depositary or the Bank may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Preferred Shares Series C-2 represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2       Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Preferred Shares Series C-2 and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Preferred Shares Series C-2 or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3      Warranty as to Preferred Shares Series C-2. The Bank hereby represents and warrants that the Preferred Shares Series C-2, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Preferred Shares Series C-2 and the issuance of the related Receipts.

Section 3.4      Warranty as to Receipts. The Bank hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Preferred Shares Series C-2. Such representation and warranty shall survive the deposit of the Preferred Shares Series C-2 and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1      Cash Distributions. Whenever Computershare shall receive any cash dividend or other cash distribution on the Preferred Shares Series C-2, Computershare shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Bank or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares Series C-2 an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Computershare shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made hereunder.

Section 4.2      Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Preferred Shares Series C-2, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Bank or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Bank, such distribution not to be feasible, the Depositary may, with the approval of the Bank, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Bank shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Bank shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3      Subscription Rights, Preferences or Privileges. If the Bank shall at any time offer or cause to be offered to the persons in whose names the Preferred Shares Series C-2 is recorded on the books of the Bank any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Depositary may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Bank; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Bank) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Bank, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Bank shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Bank agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Bank shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Bank shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Bank agrees with the Depositary that the Bank will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4      Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Shares Series C-2, or whenever the Depositary shall receive notice of any meeting at which holders of the Preferred Shares Series C-2 are entitled to vote or of which holders of the Preferred Shares Series C-2 are entitled to notice, or whenever the Depositary and the Bank shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Bank with respect to or otherwise in accordance with the terms of the Preferred Shares Series C-2) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5      Voting Rights. Subject to the Provisions, upon receipt of notice of any meeting at which the holders of the Preferred Shares Series C-2 are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice prepared by the Bank which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares Series C-2 represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Bank) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole Preferred Shares Series C-2 represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Bank hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares Series C-2 or cause such Preferred Shares Series C-2 to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Preferred Shares Series C-2 unless directed to the contrary by the Holders of all the Receipts) to the extent of the Preferred Shares Series C-2 represented by the Depositary Shares evidenced by such Receipt.

Section 4.6      Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Shares Series C-2, subject to the Provisions, or upon any recapitalization, reorganization, merger, consolidation or amalgamation affecting the Bank or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Bank, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Bank in the fraction of an interest represented by one Depositary Share in one Preferred Share Series C-2 and in the ratio of the redemption price per Depositary Share to the redemption price per Preferred Share Series C-2, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Preferred Shares Series C-2, or of such recapitalization, reorganization, merger, consolidation or amalgamation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Shares Series C-2 as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Shares Series C-2. In any such case the Depositary may in its discretion, with the approval of the Bank, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Shares Series C-2 or any such recapitalization, reorganization, merger, consolidation or amalgamation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Shares Series C-2 represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Preferred Shares Series C-2 represented by such Receipts might have been converted or for which such Preferred Shares Series C-2 might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7      Delivery of Reports. The Depositary shall furnish to Holders of Receipts any reports and communications received from the Bank which is received by the Depositary and which the Bank is required to furnish to the holders of the Preferred Shares Series C-2.

Section 4.8      Lists of Receipt Holders. Reasonably promptly upon request from time to time by the Bank, at the sole expense of the Bank, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S AGENTS,
THE REGISTRAR AND THE BANK

Section 5.1      Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Receipts; provided that any such Holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depositary may, with the approval of the Bank, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares Series C-2 represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary will appoint a Registrar (acceptable to the Bank) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Bank. If the Receipts, Depositary Shares or Preferred Shares Series C-2 are listed on one or more other securities exchanges, the Depositary will, at the request of the Bank, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Preferred Shares Series C-2 as may be required by law or applicable securities exchange regulation.

Section 5.2      Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Bank. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Bank shall incur any liability to any Holder of Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Bank’s charter (i.e., the Bank Act (Canada)) or the Provisions or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Bank shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Bank incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3      Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Bank. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Bank assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts other than for its gross negligence, willful misconduct or bad faith. Notwithstanding anything in this Deposit Agreement to the contrary, excluding the Depositary’s gross negligence, willful misconduct or bad faith, the Depositary’s aggregate liability under this Deposit Agreement with respect to, arising from or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Bank to the Depositary as fees and charges, but not including reimbursable expenses.

Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Bank shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits).

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Bank shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Shares Series C-2, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Bank shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Preferred Shares Series C-2 for deposit, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Bank may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the Preferred Shares Series C-2 or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar.

The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Bank and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Bank and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Preferred Shares Series C-2 nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary, or Computershare, as applicable, shall not be responsible for advancing funds on behalf of the Bank and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Bank, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Bank, any Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Bank which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary.

From time to time, the Bank may provide the Depositary with instructions concerning the services performed by the Depositary under this Deposit Agreement. In addition, at any time, the Depositary may apply to any officer of the Bank for instruction, and may consult with legal counsel for the Depositary or the Bank with respect to any matter arising in connection with the services to be performed by the Depositary under this Deposit Agreement. The Depositary and its agents and subcontractors shall not be liable and shall be indemnified by the Bank for any action taken or omitted by the Depositary in reliance upon any Bank instructions or upon the advice or opinion of such counsel. The Depositary shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Bank.

The rights and obligations of the parties under this Section 5.3 shall survive termination of this Agreement.

Section 5.4      Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Bank, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Bank by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Bank shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Bank an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Bank, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Preferred Shares Series C-2 and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

Section 5.5      Corporate Notices and Reports. The Bank agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Shares Series C-2, the Depositary Shares or the Receipts are listed or by the Bank’s charter (i.e., the Bank Act (Canada)) or the Provisions, to be furnished to the Record Holders of Receipts. Such transmission will be at the Bank’s expense and the Bank will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Bank’s expense such other documents as may be requested by the Bank.

Section 5.6      Indemnification by the Bank. Notwithstanding Section 5.3 to the contrary, the Bank shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken by the Bank in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Bank and the rights of the Depositary set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary’s Agent.

Section 5.7      Fees, Charges and Expenses.  The Bank agrees promptly to pay the Depositary the compensation to be agreed upon with the Bank for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary without gross negligence, willful misconduct or bad faith on its part (or on the part of any agent or Depositary Agent) in connection with the services rendered by it (or such agent or Depositary Agent) hereunder. The Bank shall pay all charges of the Depositary in connection with the initial deposit of the Preferred Shares Series C-2 and the initial issuance of the Depositary Shares, all withdrawals of the Preferred Shares Series C-2 by owners of Depositary Shares, and any redemption or exchange of the Preferred Shares Series C-2 at the option of the Bank. The Bank shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Bank is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Bank at such intervals as the Bank and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1       Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Bank and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Preferred Shares Series C-2 and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Bank shall deliver to the Depositary a certificate from a duly authorized officer of the Bank that states that the proposed amendment is in compliance with the terms of this Section 6.1.

Section 6.2       Termination. This Deposit Agreement may be terminated by the Bank or the Depositary if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.8, (ii) there shall have been made a final distribution in respect of the Preferred Shares Series C-2 in connection with any liquidation, dissolution or winding up of the Bank and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding. In addition, either the Bank or the Depositary may terminate this Depositary Agreement at any time upon a material breach of this Agreement by the Depositary or the Bank, respectively, that is not cured within thirty (30) days after the date of written notice thereof by the terminating party to the breaching party.

Upon the termination of this Deposit Agreement, the Bank shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.3, 5.6 and 5.7.

ARTICLE VII

MISCELLANEOUS

Section 7.1       Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Deposit Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 7.2         Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3         Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4         Notices. Any and all notices to be given to the Bank hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by telegram or facsimile transmission or electronic mail, confirmed by letter, addressed to the Bank at:

Royal Bank of Canada,
155 Wellington Street W., 14th Floor
Toronto, Ontario, Canada M5V 3K7
Attention: Managing Director, Capital & Term Funding

or at any other addresses of which the Bank shall have notified the Depositary in writing. Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by telegram or facsimile transmission or electronic mail, confirmed by letter, addressed to the Depositary at:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attention: Client Services

or at any other addresses of which the Depositary shall have notified the Bank in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Bank may, however, act upon any facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5        Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Bank of any such action.

Section 7.6       Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of Receipts. The Bank hereby appoints Computershare Trust Company, N.A. as Registrar, and Computershare Inc. as dividend disbursing agent and redemption agent in respect of the Receipts, and Computershare Trust Company, N.A. and Computershare Inc. hereby accept such respective appointments.

Section 7.7       Holders of Receipts Are Parties. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts and of the Officer’s Certificate by acceptance of delivery thereof.

Section 7.8       Governing Law. This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to applicable conflicts of law principles, except that the rights, duties, and obligations of the Depositary under this Deposit Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 7.9        Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

Section 7.10      Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11      Force Majeure. Notwithstanding anything to the contrary contained herein, the Depositary will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.12      Further Assurances. The Bank agrees that it will perform, acknowledge, and deliver or cause to be performed, acknowledged or delivered, all such further and other acts, documents, instruments and assurances as the Depositary may reasonably require to perform the provisions of this Deposit Agreement.

Section 7.13      Confidentiality. The Depositary and the Bank agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information and the fees for services, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Bank and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ROYAL BANK OF CANADA

By:
	Name:	James Salem
	Title:	Executive Vice President and Treasurer

By:
	Name:	David Power
	Title:	Vice President, Term Funding and Capital Management

COMPUTERSHARE TRUST COMPANY, N.A. and
COMPUTERSHARE INC. (on behalf of both entities)

By:
Name:
Title:

[Signature Page to Deposit Agreement, Preferred Shares Series C-2]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Royal Bank of Canada or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

DEPOSITARY SHARES		$

DEPOSITARY RECEIPT NO.	FOR	DEPOSITARY SHARES,

EACH REPRESENTING 1/40th OF ONE 6.750% FIXED RATE/FLOATING RATE NON-CUMULATIVE FIRST PREFERRED SHARE, SERIES C-2,
OF
ROYAL BANK OF CANADA
CUSIP 78013G501
SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates: Beginning February 7, 2015, each February 7, May 7, August 7 and November 7 as and if dividends payable on such dates are declared.

COMPUTERSHARE TRUST COMPANY, N.A., as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/40th of one 6.750% Fixed Rate/Floating Rate Non-Cumulative First Preferred Share, Series C-2, liquidation preference $1,000 per share, without nominal or par value (the “Preferred Shares Series C-2”), of Royal Bank of Canada, a Canadian chartered bank (the “Bank”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of [●], 2015 (the “Deposit Agreement”), among the Bank, the Depositary and the Holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer thereof.

Dated:
Computershare Trust Company, N.A., Depositary and Registrar

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]
ROYAL BANK OF CANADA

ROYAL BANK OF CANADA WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE PROVISIONS ATTACHING TO 6.750% FIXED RATE/FLOATING RATE NON-CUMULATIVE FIRST PREFERRED SHARES, SERIES C-2 OF ROYAL BANK OF CANADA. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE.

The Bank will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Bank, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Bank or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Abbreviation	Abbreviation	Equivalent Word
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PL	Public Law

AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of

ART	Article	FDN	Foundation	U	Under

CH	Chapter	GDN	Guardian(s)	UA	Under Agreement

CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of, Under last will & testament

DEC	Declaration	MIN	Minor(s)

EST	Estate, of Estate of	PAR	Paragraph

For value received, hereby sell(s), assign(s) and transfer(s) unto

INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT B

The undersigned, James Salem, Executive Vice President and Treasurer, and David Power, Vice President, Term Funding and Capital Management, of Royal Bank of Canada (the “Bank”), hereby certify that pursuant to the Provisions effective [●], 2015 (the “Provisions”), and pursuant to resolutions adopted by the Board of Directors of the Bank on January 21, 2015, the Bank has established the Preferred Shares Series C-2, which the Bank desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of [●], 2015, by and among the Bank, Computershare Trust Company, N.A., Computershare Inc. and the Holders of Receipts issued thereunder from time to time (the “Deposit Agreement”). In connection therewith, the Board of Directors of the Bank or a duly authorized committee thereof has authorized the terms and conditions with respect to the Preferred Shares Series C-2 as described in the Provisions attached as Annex A hereto. Any terms of the Preferred Shares Series C-2 that are not so described in the Provisions and any terms of the Receipts representing such Preferred Shares Series C-2 that are not described in the Deposit Agreement are described below:

Aggregate Number of shares of Preferred Shares Series C-2 issued on the day hereof:

CUSIP Number for Receipt: CUSIP 78013G501

Denomination of Depositary Share per Preferred Share Series C-2 (if different than 1/40th of a Preferred Share Series C-2):

Redemption Provisions (if different than as set forth in the Deposit Agreement):

Name of Global Receipt Depositary: The Depository Trust Company

All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.

[Remainder of Page Intentionally Left Blank]

B-1

Royal Bank of Canada
This certificate is dated:

By:
Name:	James Salem
Title:	Executive Vice President and Treasurer

By:
Name:	David Power
Title:	Vice President, Term Funding and Capital Management

B-2